KRONOS WORLDWIDE, INC. PRICES PRIVATE OFFERING
OF AN ADDITIONAL €75 MILLION OF 9.50% SENIOR SECURED NOTES DUE 2029

DALLAS, TEXAS – September 3, 2025 – Kronos Worldwide, Inc. (NYSE: KRO) (the “Company”) announced today that its wholly-owned subsidiary, Kronos International, Inc. (“KII”), has agreed to sell €75 million aggregate principal amount of additional 9.50% Senior Secured Notes due 2029 (the “Notes”) through an institutional private placement. The Notes will be issued as additional notes to the existing €351,174,000 aggregate principal amount of 9.50% Senior Secured Notes due 2029 that KII issued on February 12, 2024 and July 30, 2024 (the “Existing Notes”). Other than with respect to the date of issuance and issue price, the Notes will have the same terms as the Existing Notes. The Notes will be maintained under the same ISIN and Common Code numbers as the Existing Notes, except that the Notes issued pursuant to Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), will trade separately under different ISIN and Common Code numbers until 40 days after the issue date of the Notes, but thereafter, the Notes issued pursuant to Regulation S will be maintained under the same ISIN and Common Code numbers as the Existing Notes issued pursuant to Regulation S.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior basis by the Company and each of its direct and indirect domestic, wholly-owned subsidiaries (other than the Issuer, the “Guarantors”), subject to certain exceptions and secured by first-priority security interests in certain assets of the Company and the Guarantors.

The Notes were oversubscribed and priced at a premium of 105%. The proceeds to the Company are expected to be approximately €78.8 million (or approximately $91.9 million at current exchange rates) before fees and expenses. The Company intends to use the proceeds of the offering, after payment of fees and expenses, to pay amounts due under its 3.75% Senior Secured Notes due September 15, 2025 at maturity (or, alternatively, to repay any amounts the Company may draw under its global revolving credit facility with Wells Fargo to repay such notes at maturity). The Company intends to use any remaining net proceeds for its general corporate purposes. Subject to customary closing conditions, the closing of this offering is expected to occur on or about September 15, 2025.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy any of the Notes nor shall there be any sales of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful without registration or qualification under the securities laws of any such jurisdiction. This notice is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

The Notes and related guarantees subject to the private placement have not been and will not be registered under the Securities Act, or any state securities laws, and will be sold only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act and in offshore transactions to non-U.S. persons (within the meaning of Regulation S) outside the U.S. that are not “retail investors” residing in a member state of the EEA or the UK. The Notes and related guarantees may not be offered or sold in the United States or to U.S. persons except pursuant to registration under or an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About the Company

Kronos Worldwide, Inc., incorporated in Delaware in 1989, is a leading global producer and marketer of value-added titanium dioxide pigments, or TiO2, a base industrial product used in a wide range of applications. The Company, along with its distributors and agents, sells and provides technical services for its products to approximately 3,000 customers in 100 countries with the majority of its sales in Europe, North America and the Asia Pacific region. The Company believes it has developed considerable expertise and efficiency in the manufacture, sale, shipment and service of its products in domestic and international markets.

Forward-Looking Statements

The statements in this press release relating to matters that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. These forward-looking statements include, among others, statements about the potential outcome or effect of the notes offering or the use of proceeds therefrom. Although Kronos believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. The factors that could cause actual future results to differ materially include, but are not limited to, those identified in the Company’s most recent annual and quarterly reports filed with the Securities and Exchange Commission.

* * * * *

This news release is for informational purposes only and is not an offer to sell, or the solicitation of an offer to buy, securities.

Investor Relations Contact

Bryan A. Hanley

Senior Vice President and Treasurer

Tel. 972-233-1700